                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 1911 DATED JULY 8, 1997
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 17, 1996
                    AND BASE PROSPECTUS DATED JUNE 17, 1996

 Issuer:                      National Rural Utilities CFC

 Principal Amount:            $ 15,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           07/11/97


 Maturity Date:                 07/11/2000


 Interest Rate:                 6.280% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            .25%


 Form of Note
 (Book-Entry or Certificated):  Book Entry


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $1,300,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,076,187,000 Series C
have been issued.